WAIVER OF WITHDRAWAL CHARGE RIDER
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This rider forms a part of the Base Contract to which it is attached and is effective as of the Issue Date of the Base Contract. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. This rider will terminate as indicated in the CONDITIONS FOR TERMINATION OF THIS RIDER section.

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The purpose of this rider is to provide a waiver of Withdrawal Charge based on conditions described in the rider.
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                      WAIVER OF WITHDRAWAL CHARGE PROVISION
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WITHDRAWAL CHARGE WAIVER        After the first Contract Year, you can make a
                                withdrawal without incurring a Withdrawal Charge when the following conditions occur:

                                (a)     an Owner, or the Annuitant if the
                                        contract is owned by a non-individual,
                                        is confined to a Skilled Nursing
                                        Facility or Hospital;
                                (b) such confinement is for a period of at least 90 consecutive days; and
                                (c)     a licensed physician certifies in
                                        writing that such continued confinement
                                        is necessary.

                                 Proof of confinement to a Skilled Nursing
                                 Facility or Hospital must be provided in a form satisfactory to the Company. The proof we may require for the waiver of the Withdrawal Charge shall include, but not be limited to, written certification from a licensed physician performing within the scope of his or her license.

                                 A Skilled Nursing Facility is an institution that is licensed by the state in which it is located to provide skilled nursing care, intermediate nursing care or custodial nursing care. A Hospital is an institution which is licensed as a hospital by the state in which it is located, is supervised by a staff of licensed physicians and operates primarily for the care and treatment of sick and injured persons as inpatients for a charge.

                                 The licensed physician must not be the Owner, Joint Owner, Annuitant, Joint Annuitant, or the spouse, parent or child of the Owner, Joint Owner, Annuitant, or Joint Annuitant.

                                 This waiver will not apply if on the Issue Date the Owner or Joint Owner was confined in a Skilled Nursing Facility or Hospital.

                                 Withdrawals of amounts under the Base Contract or this rider may be subject to a 10% tax penalty in addition to any income taxes due. You should consult your tax advisor before making a withdrawal.

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                               GENERAL PROVISIONS
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CONDITIONS FOR TERMINATION      This rider will terminate upon the termination
OF THIS RIDER                   of the Base Contract.

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
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                                    GLOSSARY
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DEFINITIONS                     Definitions specific to this rider that are not
                                in the Base Contract follow.

BASE CONTRACT                   The contract to which this rider is attached.



In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

            /s/Wayne A. Robinson        /s/Douglas P. Reynolds
               Wayne A. Robinson           Douglas P. Reynolds
                 Secretary                    President


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